Exhibit 10.1

MOHAWK CAPITAL FINANCE S.A.,
as Issuer
MOHAWK INDUSTRIES, INC.
as Parent Guarantor
€300,000,000 Floating Rate Notes due 2019

UNDERWRITING AGREEMENT
September 5, 2017
MUFG Securities EMEA plc
Ropemaker Place
25 Ropemaker St
London EC2Y 9AJ, UK

Ladies and Gentlemen:
Mohawk Capital Finance S.A., a société anonyme incorporated under the laws of Grand Duchy of Luxembourg, with a registered office at 10B, rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 198.756 (the “Company”) and an indirect, wholly-owned subsidiary of Mohawk Industries, Inc., a Delaware corporation (the “Parent Guarantor”), proposes to issue and sell €300,000,000 aggregate principal amount of Floating Rate Notes due 2019 (the “Notes”), to be fully and unconditionally guaranteed by the Parent Guarantor (the “Guarantee” and, together with the Notes, the “Securities”) to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) for whom MUFG Securities EMEA plc is acting as representative (the “Representative”). The Securities will be issued pursuant to an Indenture to be dated as of the Delivery Date (as defined in Section 4), between the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture to be dated as of the Delivery Date, among the Company, the Parent Guarantor, the Trustee, as Trustee, initial Registrar and Transfer Agent, and Elavon Financial Services DAC, UK Branch, as initial Paying Agent (the “London Paying Agent”) (collectively, the “Indenture”). In connection with the issuance of the Securities, the Company will enter into a Paying Agency Agreement and Calculation Agent Agreement to be dated September 11, 2017 (the “Paying Agency Agreement”), among the Company, the Parent Guarantor, Elavon

Financial Services DAC, UK Branch, as London Paying Agent and as Calculation Agent (the “Calculation Agent”), and the Trustee, as Trustee, Transfer Agent and Registrar.
1.    Representations, Warranties and Agreements of the Company and the Parent Guarantor. The Company and the Parent Guarantor, jointly and severally, represent, warrant and agree that:
(a)    An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended) (the “Securities Act”) relating to the Securities (File No. 333-219716) (i) has been prepared by the Company and the Parent Guarantor in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Delivery Date (as defined in Section 4); and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company and the Parent Guarantor to you as the Representative of the Underwriters. As used in this Agreement:
(i)    “Applicable Time” means 8:35 A.M. (London time) on the date of this Agreement;
(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iii)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including those listed on Schedule 3 hereto;
(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to Securities;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the pricing terms of the offering of the Securities and the terms and conditions of the Securities specified in a final term sheet prepared and filed pursuant to Section 5(a)(i) hereof;
(vi)    “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)    “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.
The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
(b)    The Parent Guarantor has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date and the Company has not been an “ineligible issuer” (as defined in Rule 405) at any such time or date.
(c)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the

Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(d)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(e).
(e)    The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(f)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(e).
(h)    Neither the Company nor the Parent Guarantor has made (other than, if applicable, as listed on Schedule 3 hereto), and will not make (other than the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof), any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative; the Company and the Parent Guarantor have complied and will comply with the requirements of Rule 433 (“Rule 433”) with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 4 hereof, include any information that conflicts with the information contained in the Registration Statement and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i)    Each of the Company and the Parent Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in such good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 1(w) below); each subsidiary of the Parent Guarantor that would be required to be listed as a subsidiary of the Parent Guarantor pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act (each, a “Significant Subsidiary”), has been duly organized or formed, is validly existing and is in good standing under the laws of its jurisdiction of organization.
(j)    The Parent Guarantor has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Parent Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock, or other ownership interests, of the Company and each Significant Subsidiary of the Parent Guarantor have been duly and validly authorized and issued and, in the case of shares of capital stock, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(k)    The Company and the Parent Guarantor have all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Parent Guarantor.
(l)    The Notes have been duly authorized and, when issued and delivered by the Company and paid for by the Underwriters pursuant to this Agreement and duly authenticated by the Trustee will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and subject to general equity principles. The Guarantee has been duly authorized by the Parent Guarantor for issuance and sale pursuant to this Agreement and the Indenture and, at the Delivery Date, will have been duly executed by the Parent Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute a valid and binding obligation of the Parent Guarantor, enforceable in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Indenture. Each of the Indenture and the Paying Agency Agreement has been duly authorized by the Company and the Parent Guarantor and, assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Paying Agent and of the Paying Agency Agreement by the London Paying Agent, the Calculation Agent, the Transfer Agent, the Registrar and the Trustee, constitutes a valid and legally binding obligation of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and complies as to form with the requirements of the Trust Indenture Act; and the Securities and the Indenture conform in all material respects to the descriptions thereof in each of the most recent Preliminary Prospectus and the Prospectus and will be in substantially the form previously delivered to you.
(m)    The issue and sale of the Securities and the compliance by the Company and the Parent Guarantor with all of the provisions of the Securities, this Agreement, the Indenture and the Paying Agency Agreement, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or its subsidiaries, including the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries, including the Company, is a party or by which the Parent Guarantor or any of its subsidiaries, including the Company, is bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries, including the Company, is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Parent Guarantor or any of its subsidiaries, including the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent Guarantor or any of its subsidiaries, including the Company or any of their properties, except, in the cases of clauses (i) and (iii), such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
(n)    No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body was or is required for the issue and sale of the Securities or the consummation of the transactions contemplated by this Agreement, the Indenture or the Paying Agency Agreement, except for the registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the approval of the New York Stock Exchange in connection with the listing of the Securities on such Exchange.
(o)    There are no contracts, agreements or understandings between the Company or the Parent Guarantor and any person granting such person the right to require the Company or the Parent Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Parent Guarantor owned or to be owned by such person or to require the Company or the Parent Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Parent Guarantor under the Securities Act.
(p)    Neither the Company nor the Parent Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
(q)    Neither the Parent Guarantor nor any of its subsidiaries, including the Company, has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock (other than issuances of capital stock pursuant to the Parent Guarantor’s option or other incentive plans) or long-term debt of the Parent Guarantor or any of its subsidiaries, including the Company, any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Parent Guarantor and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)    The statements set forth in the most recent Preliminary Prospectus and the Prospectus (i) under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Notes, (ii) under the captions “Non-U.S. Federal Income Tax Considerations” and “Material United States Federal Income Tax Considerations” and (iii) under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, in each case fairly and accurately summarize in all material respects the matters referred to therein.

(s)    The historical financial statements of the Parent Guarantor and its subsidiaries, together with related schedules and notes included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, comply as to form in all material respects with the requirements of Regulation S-X of the Commission and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Parent Guarantor and its subsidiaries on the basis stated in the Registration Statement, the Prospectus and the Pricing Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Parent Guarantor. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.
(t)    KPMG LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries whose report appears in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(f), are independent public accountants as required by the Securities Act and the Rules and Regulations and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.
(u)    The industry, statistical and market-related data included in the most recent Preliminary Prospectus and the Prospectus, to the Company’s and the Parent Guarantor’s knowledge, are true and accurate in all material respects and are based on or derived from sources that the Company and the Parent Guarantor believe to be reliable and accurate.
(v)    Neither the Parent Guarantor nor any subsidiary, including the Company, is, and as of the Delivery Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
(w)    Except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries, including the Company, is a party or of which any property or assets of the Parent Guarantor or any of its subsidiaries, including the Company, is the subject which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on (i) the current or future financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries, taken as a whole, (ii) the ability of the Company and the Parent Guarantor to issue the Securities or perform any of their other obligations under this Agreement, the Indenture and the Paying Agency Agreement or (iii) the validity of any of the transactions contemplated hereby or this Agreement, the Indenture or the Paying Agency Agreement (any of the events set forth under (i), (ii), or (iii), a “Material Adverse Effect”); and, to the knowledge of the Company and the Parent Guarantor, no such proceedings are threatened or contemplated by governmental authorities or others.
(x)    There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Parent Guarantor or any of its subsidiaries, including the Company, before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Parent Guarantor or any of its subsidiaries, including the Company, or (iii) union representation question existing with respect to the employees of the Parent Guarantor or any of its subsidiaries, including the Company, except in the case of clauses (i), (ii) and (iii) for such actions which, individually or in the aggregate, would not have a Material Adverse Effect; and to the best of the Company’s and the Parent Guarantor’s knowledge, no collective bargaining organizing activities are taking place with respect to the Parent Guarantor or any of its subsidiaries, including the Company.
(y)    All material tax returns required to be filed by the Parent Guarantor and each of its subsidiaries, including the Company, in any jurisdiction have been filed, other than those filings being contested in good faith by appropriate proceedings and for which adequate reserves have been provided, and all such returns were true, correct and complete in all material respects, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges required to be paid by the Parent Guarantor or any of its subsidiaries, including the Company, have been paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided.
(z)    Neither the Parent Guarantor, any of its Significant Subsidiaries nor the Company is in violation of its Certificate of Incorporation or By-laws or other governing documents, and neither the Parent Guarantor nor any of its subsidiaries, including the Company, (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having a jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)    There is and has been no material failure on the part of the Parent Guarantor or any of the Parent Guarantor’s directors or officers, in that capacity, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(bb)    Each of the Parent Guarantor and its subsidiaries, including the Company, has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Parent Guarantor and its subsidiaries, including the Company, is in compliance with all the terms and conditions thereof and with the Rules and Regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Parent Guarantor or any of its subsidiaries, including the Company; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.
(cc)    The Parent Guarantor and each of its subsidiaries, including the Company, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will infringe, and have not received any notice of any claim of infringement with any such rights of others, except to the extent any such infringement could not reasonably be expected to have a Material Adverse Effect.

(dd)    Neither the Parent Guarantor nor any of its subsidiaries, including the Company, has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) or any provisions of the Employee Retirement Income Security Act of 1974, as amended, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.
(ee)    In the ordinary course of business, the Parent Guarantor and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their assets and operations, and, on the basis of such reviews, the Parent Guarantor has concluded that there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.
(ff)    There is no claim, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Parent Guarantor or any of its subsidiaries, including the Company, arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (defined below) at any location, whether or not owned by the Parent Guarantor or any of its subsidiaries, including the Company, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which, in either case, would, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.
(gg)    The Parent Guarantor and each of its subsidiaries, including the Company, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Parent Guarantor nor any of its subsidiaries, including the Company, (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.
(hh)    The Parent Guarantor and its subsidiaries, including the Company, have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the most recent Preliminary Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries, including the Company, and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Parent Guarantor and its subsidiaries, including the Company, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Parent Guarantor and its subsidiaries, including the Company, and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    None of the Parent Guarantor, its subsidiaries, including the Company, and, to the knowledge of the Parent Guarantor or the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Parent Guarantor or any of its subsidiaries, including the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Parent Guarantor and its subsidiaries, including the Company, have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(jj)    The operations of the Parent Guarantor and its subsidiaries, including the Company, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Parent Guarantor or any of its subsidiaries, including the Company, conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries, including the Company, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Parent Guarantor, threatened.
(kk)    None of the Parent Guarantor, its subsidiaries, including the Company, and, to the knowledge of the Parent Guarantor or the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Parent Guarantor or any of its subsidiaries, including the Company, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent Guarantor or any of its subsidiaries, including the Company, located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”), except as licensed by OFAC or otherwise consistent with U.S. law; and neither the Parent Guarantor nor the Company will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriters, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent Guarantor and its subsidiaries, including the Company, have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except as licensed by OFAC or otherwise consistent with U.S. law.
(ll)    Neither the Company nor the Parent Guarantor has distributed, and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, neither the Company nor the Parent Guarantor will distribute, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative have consented in accordance with Section 5(a)(vii) and the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof.

(mm)    Prior to the date hereof, neither the Parent Guarantor nor any of its affiliates, including the Company, has taken any action that is designed to or which has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Parent Guarantor in connection with the offering of the Securities.
(nn)    The Securities will be pari passu with all existing and future unsecured unsubordinated indebtedness of the Company and the Parent Guarantor.
(oo)    The Parent Guarantor and its subsidiaries, including the Company, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Parent Guarantor and its subsidiaries, including the Company, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(pp)    The Parent Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Parent Guarantor and its subsidiaries, including the Company, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Parent Guarantor’s internal controls.
(qq)    Neither the Parent Guarantor nor any of its subsidiaries, including the Company, is a party to any contract, agreement or understanding with any person

(other than this Agreement) that would give rise to a valid claim against any of them or any Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.
Any certificate signed by any officer of the Company or the Parent Guarantor and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Parent Guarantor or the Company, as applicable, as to matters covered thereby, to each Underwriters.
(rr)    Neither the Company nor the Parent Guarantor nor any of their respective subsidiaries or any of their respective properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg.
(ss)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Luxembourg or any political subdivision or taxing authority thereof in connection with the execution and delivery of the Securities, the Indenture, and the Paying Agency Agreement (together, the “Transaction Documents”) or the offer or sale of the Securities.
(tt)    All payments to be made by the Company or the Parent Guarantor on or by virtue of the execution delivery, performance or enforcement of the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America or Luxembourg, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.
(uu)    The Company and the Parent Guarantor have the power to submit, and pursuant to Section 20 of this Agreement and Section 13.10(c) of the Indenture have legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in The City of New York; and have the power to designate, appoint and empower, and pursuant to Section 20 of this Agreement and Section 13.3 of the Indenture, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in The City of New York.
(vv)    It is not necessary under the laws of Luxembourg (i) to enable any holder of Notes to enforce their respective rights under the Indenture, the Notes or the

Guarantee, provided that they are not otherwise engaged in business in Luxembourg, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, the Indenture or the offering or sale of the Securities, for any holder of Notes or the Parent Guarantor or the Company to be licensed, qualified or entitled to carry out business in Luxembourg.
(ww)    This Agreement, the Indenture, the Notes, the Paying Agency Agreement and other documents or instruments to be furnished hereunder or thereunder are in proper form under the laws of Luxembourg for the enforcement thereof against the Parent Guarantor or the Company, as applicable, and to ensure the legality, validity, enforceability or accessibility into evidence in Luxembourg of each such document or instrument, it is not necessary that any such document or instrument to be furnished hereunder or thereunder be filed or recorded with any court or other authority in Luxembourg.
(xx)    The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Luxembourg law or public policy.
2.    Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 99.90% of the principal amount of Notes thereof, plus, accrued interest, if any, from September 11, 2017 to the Delivery Date.
The Company shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date, except upon payment for all such Notes to be purchased on the Delivery Date as provided herein.
3.    Offering of Securities by the Underwriters. Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.
4.    Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made on or about 9:00 A.M., London time, on the fourth full business day following the date of this Agreement or at such other date or time as shall be determined by agreement between the Representative and the Company. This date and time are referred to as the “Delivery Date.” The Notes shall be represented by one or more global notes without interest coupons attached that shall be deposited with a common depositary or its nominee (the “Common Depositary”) on behalf of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, S.A./N.V. (“Euroclear”) unless the Representative shall otherwise instruct. Payment for the Securities shall be made by the Representative on behalf of the Underwriters in immediately available funds to the Common Depositary, for the account of the Company, against delivery of the Securities to the Common Depositary for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Securities shall be made available to the Representative for inspection and packaging on the business day next preceding the Delivery Date.
5.    Further Agreements of the Company and the Parent Guarantor and the Underwriters.
(a)    The Company and the Parent Guarantor, jointly and severally, agree:
(i)    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; if requested by the Representative prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the terms of the Securities and of the offering, in the form set forth on Schedule 2 hereto and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations required thereby; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Parent Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and, in the event of the Company’s or the Parent Guarantor’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company and the Parent Guarantor will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(ii)    To pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations;
(iii)    To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
(iv)    To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
(v)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company and the Parent Guarantor after consultation with the Representative, be required by the Securities Act or the Commission;
(vi)    During the period when the Prospectus is required to be delivered, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(vii)    Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;
(viii)    To file promptly all material required to be filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 433(d) of the Rules and Regulations; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriters as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
(ix)    As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Parent Guarantor’s security holders and to deliver to the Representative an earnings statement of the Parent Guarantor and its subsidiaries, including the Company, (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
(x)    To furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that neither the Parent Guarantor nor the Company shall be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;
(xi)    During the period commencing on the date hereof and ending on the business day following the Delivery Date, neither the Company nor the Parent Guarantor will, without the prior written consent of the Representative, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any euro denominated debt securities of the Company similar to the Securities;
(xii)    To apply the net proceeds from the sale of the Securities as set forth in each of the most recent Preliminary Prospectus and the Prospectus.

(xiii)    To authorize MUFG Securities EMEA plc in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure of the information required in relation to stabilization by Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company or the Parent Guarantor and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this subparagraph (xiii) shall be construed so as to require the Company to issue in excess of €300,000,000 in aggregate principal amount of Notes. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives; and
(xiv)    To use commercially reasonable efforts to list the Notes on the New York Stock Exchange (the “NYSE”).
(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company or the Parent Guarantor, and not superseded or corrected by a document subsequently filed by the Company or the Parent Guarantor, with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. Each Underwriter also severally represents and agrees that such Underwriter has not used or referred to any free writing prospectus in connection with the offering of the Securities that includes any information other than Permitted Issuer Information if such free writing prospectus conflicts with information contained in (i) the Registration Statement, including any Preliminary Prospectus or the Prospectus and not superseded or modified or (ii) any document filed or furnished under the Exchange Act that is incorporated by reference into the Registration Statement and not superseded or modified.
(c)    The Company and the Parent Guarantor, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, registration, sales, transaction or similar issuance tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents. The Company and the

Parent Guarantor agree with each of the Underwriters that all payments made to the Underwriters under the Transaction Documents shall be without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction, unless the Company or the Parent Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Parent Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received by each Underwriter after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (i) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (ii) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.
6.    Expenses. The Company and the Parent Guarantor, jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the “Form T-1”) and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) all fees and expenses of the Company’s and the Parent Guarantor’s counsel, independent public or certified public accountants and other advisors, (f) all filing fees, attorneys’ fees and expenses incurred by the Company, the Parent Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda); provided, however, that such fees and expenses of counsel to the Underwriters shall not exceed $15,000, (g) any fees payable in connection with the rating of the Securities with the ratings agencies, (h) the fees, costs and charges of the Trustee and the London Paying Agent, including the fees and disbursements of counsel for the Trustee and the London Paying Agent; (i) the cost and expenses of the Company and the Parent Guarantor relating to investor presentations on any electronic or physical “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or with the approval of the Company in connection with road show presentations and travel and lodging expenses of the officers and employees of the Company and the Parent Guarantor and any such consultants; (j) all fees and expenses related to listing the Notes on the NYSE; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Parent Guarantor under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, pro rata in the same proportion as the principal amount of the Securities set forth opposite the name of each Underwriters in Schedule 1, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
7.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Parent Guarantor contained herein, to the performance by each of the Company and the Parent Guarantor of its obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a)(i) hereof) required by Rule 433 shall have been made, and no such filings shall have been made without the consent of the Representative; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
(b)    No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Parent Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Alston & Bird LLP shall have furnished to the Representative its written opinion and its 10b-5 letter, as U.S. counsel to the Company and the Parent Guarantor, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the forms attached hereto as Exhibits A-1 and A-2. R. David Patton, Vice President—Business Strategy and General Counsel of the Parent Guarantor, shall have furnished to the Representative his written opinion, at the request of the Company and the Parent Guarantor, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-3.
(e)    Arendt & Medernach S.A. shall have furnished to the Representative its written opinion, as Luxembourg counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the forms attached hereto as Exhibit A-4.
(f)    The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and 10b-5 letter, dated the Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company and the Parent Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(g)    At the time of execution of this Agreement, the Representative shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information regarding the Parent Guarantor is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information regarding the Company and the Parent Guarantor and other matters ordinarily covered by accountants’ “comfort letters” to Underwriters in connection with registered public offerings.
(h)    With respect to the letter of KPMG LLP referred to in Section 7(g) above, and delivered to the Representative concurrently with the execution of this Agreement (the “initial KPMG letter”), the Parent Guarantor shall have furnished to the Representative a letter (the “bring-down KPMG letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, (ii) stating, as of the date of the bring-down KPMG letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information regarding the Parent Guarantor is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down KPMG letter), the conclusions and findings of such firm with respect to the financial information regarding the Parent Guarantor and other matters covered by the initial KPMG letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial KPMG letter.
(i)    Each of the Company and the Parent Guarantor shall have furnished to the Representative a certificate, dated the Delivery Date, of a director, in the case of the Company, and the Chief Executive Officer and the Chief Financial Officer, in the case of the Parent Guarantor, stating that:
(i)    The representations, warranties and agreements of the Company and the Parent Guarantor, as applicable, in Section 1 are true and correct on and as of the Delivery Date, and each of the Company and the Parent Guarantor, as applicable, has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;
(ii)    No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such persons, threatened; and the Commission has not notified the Company or the Parent Guarantor, as applicable, of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
(iii)    They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
(j)    The Underwriters shall have received an executed copy of the Paying Agency Agreement.
(k)    Application shall have been made to list the Notes on the NYSE for trading on such exchange and, in connection therewith, the Company shall have caused to be prepared and submitted to the NYSE a listing application with respect to the Notes.
(l)    The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.
(m)    Neither the Parent Guarantor, nor any of its subsidiaries, including the Company, shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries, including the Company, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Parent Guarantor and its subsidiaries, including the Company, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
(n)    Since the date hereof, there shall not have occurred any downgrading with respect to any debt securities of the Parent Guarantor or any of its subsidiaries, including the Company, by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).
(o)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or in the over-the-counter market, or trading in any securities of the Company or the Parent Guarantor on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York state or European Union authorities, (iii) a member state of the European Union or the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving a member state of the European Union or the United States or there shall have been a declaration of a national emergency or war by a member state of the European Union or the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the European Union or United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
8.    Indemnification and Contribution.
(a)    The Company and the Parent Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Parent Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Parent Guarantor may otherwise have to any Underwriter or to any director, officer, employee, affiliate or controlling person of that Underwriter.
(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Parent Guarantor, their respective directors, officers and employees, and each person, if any, who controls the Company or the Parent Guarantor within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Parent Guarantor, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or the Parent Guarantor or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company, or the Parent Guarantor, as applicable, under this Section 8 if (i) the Company, or the Parent Guarantor, as applicable, and the Underwriters shall have so mutually agreed; (ii) the Company, or the Parent Guarantor, as applicable, has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company, or the Parent Guarantor, as applicable; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, affiliates or controlling persons, on the one hand, and the Company, or the Parent Guarantor, as applicable, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company, or the Parent Guarantor, as applicable. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Parent Guarantor, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent Guarantor, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
(e)    The Underwriters severally confirm and the Company and the Parent Guarantor acknowledge and agree that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the two paragraphs relating to stabilization, syndicate covering transactions, penalty bids and over-allotments by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.
9.    Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of the Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Delivery Date if the total principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of the Securities to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on the Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Parent Guarantor, except that the Company and the Parent Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Parent Guarantor for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.
11.    Reimbursement of Underwriters’ Expenses. If (a) the Company and the Parent Guarantor shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Parent Guarantor to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Parent Guarantor is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Parent Guarantor will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company or the Parent Guarantor shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of the one or more Underwriters, neither the Company nor the Parent Guarantor shall be obligated to reimburse any defaulting Underwriter on account of those expenses.
12.    BRRD.
(a)    The Company and the Parent Guarantor acknowledge, accept, and agree that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:
(i)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company or the Parent Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(A)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(B)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person (and the issue to or conferral on the Company or the Parent Guarantor, as applicable, of such shares, securities or obligations);
(C)    the cancellation of the BRRD Liability; and

(D)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(ii)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(b)    The Company and the Parent Guarantor acknowledge and accept that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriter and the Company or the Parent Guarantor, relating to the subject matter of this Agreement.
(c)    As used in this Agreement:
(i)    “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time
(ii)    “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.
(iii)    “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
(iv)    “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.
(v)    “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.
(vi)    “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the respective Underwriter.
13.    Research Analyst Independence. Each of the Company and the Parent Guarantor acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Parent Guarantor and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Parent Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Parent Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Parent Guarantor by such Underwriters’ investment banking divisions. Each of the Company and the Parent Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
14.    No Fiduciary Duty. Each of the Company and the Parent Guarantor acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Parent Guarantor and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Parent Guarantor, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Parent Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Parent Guarantor. The Company and the Parent Guarantor hereby waive any claims that each of them may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
15.    Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, Telephone: +44 20 7628 5555, Email: legal-primarymarkets@int.sc.mufg.jp, Attention: Legal – Primary Markets.
(b)    if to the Company or the Parent Guarantor, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Facsimile: (706) 624-2483, Attention: R. David Patton.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Parent Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made by MUFG Securities EMEA plc on behalf of the Underwriters.
16.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Parent Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Parent Guarantor contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company and the Parent Guarantor, the officers of the Company and the Parent Guarantor who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
17.    Survival. The respective indemnities, representations, warranties and agreements of the Company, the Parent Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
18.    Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or the City of London are generally authorized or obligated by law or executive order to be closed and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates and (b) “subsidiary” has the meaning set forth in Rule 405.
19.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
20.    Submission to Jurisdiction. The Company and the Parent Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Parent Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Parent Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Parent

Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Parent Guarantor, as applicable, is subject by a suit upon such judgment. The Company and the Parent Guarantor irrevocably appoint The Corporation Service Company, located in Albany, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or the Parent Guarantor, as the case may be, by the person serving the same to the address provided in this Section 20, shall be deemed in every respect effective service of process upon the Company and the Parent Guarantor in any such suit or proceeding. The Company and the Parent Guarantor hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and the Parent Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.
21.    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated herein.
22.    Judgment Currency. The Company and the Parent Guarantor, jointly and severally, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Parent Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase or, or conversion into, the relevant currency.
23.    Representative. Any action by the Underwriters hereunder may be taken by MUFG Securities EMEA plc on behalf of the Underwriters, and any such action taken by MUFG Securities EMEA plc shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 21.
24.    Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to MUFG Securities EMEA plc and references to “Settlement Lead Manager” shall be deemed to refer to MUFG Securities EMEA plc. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement.
25.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
26.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
27.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company and the Parent Guarantor, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing correctly sets forth the agreement between the Company, the Parent Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

MOHAWK CAPITAL FINANCE S.A.
By:	/s/ Cornelis Martinus Verhaaren
Name: Cornelis Martinus Verhaaren
Title: Class A Director

MOHAWK CAPITAL FINANCE S.A.
By:	/s/ John Kleynhans
Name: John Kleynhans
Title: Class B Director

MOHAWK INDUSTRIES, INC.
By:	/s/ Shailesh Bettadapur
Name: Shailesh Bettadapur
Title: Vice President and Treasurer

Accepted:
MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
Name: Trevor Kemp
Title: Authorised Signatory

Exhibit 10.1

SCHEDULE 1

Underwriters	Aggregate Principal Amount of the Securities to be Purchased
MUFG Securities EMEA plc	300,000,000

Total	300,000,000

Schedule 1- 1

SCHEDULE 2
Filed pursuant to Rule 433
Registration Statement No. 333-219716
September 5, 2017

Term Sheet
2 Year EUR Floating Rate Note ("the Notes")
Issuer:	Mohawk Capital Finance S.A.
Guarantor:	Mohawk Industries, Inc.
Status:	Senior, unsecured
Guarantor Ratings:	Baa1/BBB+/BBB+ (Moody’s/S&P/Fitch)
Principal Amount:	EUR 300,000,000
Offering Format:	SEC Registered
Issue Price:	100%
Redemption Price:	100%
Trade Date:	05 September 2017
Issue Date:	11 September 2017
Maturity Date:	11 September 2019
Rate of Interest:	+
Minimum Rate of Interest:	EUR 0.00% pa
Interest Payment Dates:	Quarterly on 11 September, 11 December, 11 March and 11 June in each year from and including 11 December 2017 up to and including the Maturity Date
Interest Rate Determination:	Screen Rate Determination
Relevant Screen Page:	Reuters EURIBOR01
Interest Rate Determination Date(s):	The second day on which the TARGET2 System is open prior to the start of each Interest Period
Day Count Fraction:	Act/360
Payment Day Convention:	Modified Following
Coupon Payment Convention:	Adjusted
Call Option:	None
Clearing:	Euroclear / Clearstream
Notes Format:	Registered, Classic Global Note
Dealer:	MUFG Securities EMEA plc
Principal Paying Agent:	Elavon Financial Services DAC, UK Branch
Calculation Agent:	Principal Paying Agent
Trustee:	U.S. Bank National Association
Listing:	New York Stock Exchange
Payment Business Days:	New York, London, TARGET2
Documentation:	Preliminary Prospectus Supplement dated 4 September 2017
Governing Law:	New York
ISIN Code:	XS1681852940
Denominations:	EUR 100,000 x EUR 100,000

Schedule 2 - 1

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
We expect that delivery of the notes will be made against payment therefor on or about the closing date which will be on or about the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+4”). Under Rule 15c6-l of the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding business day should consult their own advisor.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, MUFG Securities EMEA plc can arrange to send you the prospectus if you request it by calling MUFG Securities EMEA plc at +44-20-7577-2206.
This pricing term sheet supplements the preliminary prospectus supplement issued by Mohawk Capital Finance S.A. dated September 4, 2017.
.

Schedule 2 - 2

SCHEDULE 3
Issuer Free Writing Prospectuses

1.	Pricing Term Sheet, dated September 5, 2017, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act, a form of which is set forth on Schedule 2 hereto.

Schedule 3 - 1

Exhibit 10.1

EXHIBIT A-1
Form of Opinion of Issuer’s Counsel
[●], 2017

MUFG Securities EMEA plc
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AJ
United Kingdom

Re:	Mohawk Capital Finance S.A. – Public Offering of Floating Rate Notes Due 2019 Guaranteed by Mohawk Industries, Inc.

Ladies and Gentlemen:
We have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the “Parent Guarantor”), and Mohawk Capital Finance S.A., a societé anonyme incorporated under the laws of Grand Duchy of Luxembourg and an indirect wholly-owned subsidiary of the Parent Guarantor (the “Company”), in connection with the sale to you of €[●] aggregate principal amount of Floating Rate Notes due 2019 (the “Notes”), to be fully and unconditionally guaranteed by the Parent Guarantor (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued under the Senior Indenture dated as of [●], 2017 among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of [●], 2017 among the Company, the Parent Guarantor, the Trustee, as Trustee, initial Registrar and Transfer Agent, and Elavon Financial Services DAC, UK Branch, as initial Paying Agent (the “London Paying Agent”) (as so supplemented, the “Indenture”). In connection with the issuance of the Securities, the Company and the Parent Guarantor will enter into a Paying Agency and Calculation Agent Agreement dated [●], 2017 among the Company, the Parent Guarantor, Elavon Financial Services DAC, UK Branch, as London Paying Agent and as calculation agent, and the Trustee, as Trustee, Transfer Agent and Registrar (the “Paying Agency Agreement”). The Company is selling the Notes to the underwriters, for whom you are acting as representative, for resale to the public pursuant to the Underwriting Agreement dated [●], 2017 (the “Underwriting Agreement”) by and among the Company, the Parent Guarantor and you. We are furnishing this opinion letter to you at the request of the Company and the Parent Guarantor pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.
In rendering the opinions set forth below, we have examined and relied upon the following documents:

(a)
post-effective amendment no. 1 to the registration statement on Form S-3 (Registration Statement Nos. 333-219716 and 333-219716-02) filed by the Parent Guarantor and the Company with the Securities and Exchange Commission (the

“Commission”) on September 1, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein dated September 1, 2017 (the “Base Prospectus”), the Incorporated Documents (as defined below) and the information deemed to be a part of such registration statement pursuant to Rule 430B of the Commission (the “Registration Statement”);

(b)
the preliminary prospectus supplement dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 424(b) of the Commission (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus Supplement”);

(c)
the pricing term sheet dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission on [●], 2017 as an “issuer free writing prospectus” pursuant to Rule 433 of the Commission (such pricing term sheet together with the Preliminary Prospectus Supplement, the “Pricing Disclosure Package”);

(d)
the prospectus supplement dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 424(b) (together with the Base Prospectus and the Incorporated Documents, the “Prospectus Supplement”);

(e)
the Parent Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2016, the information included in the Parent Guarantor’s Definitive Proxy Statement for the Parent Guarantor’s 2017 Annual Meeting of Stockholders, filed on April 6, 2017, to the extent incorporated by reference into Part III of the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Parent Guarantor’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2017 and July 1, 2017 and the Parent Guarantor’s Current Reports on Form 8-K filed on March 13, 2017 and May 22, 2017, each as filed by the Parent Guarantor with the Commission under the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement (collectively, the “Incorporated Documents”);

(f)	a copy of the executed Indenture;

(g)	a copy of the executed Paying Agency Agreement;

(h)	a copy of the executed Underwriting Agreement;

(i)	the global certificate evidencing the Securities in the form delivered by the Company to the Trustee for authentication and delivery;

(j)	a [●] Certificate executed by [●], [●] of the Company, dated [●], 2017 (the “Company [●] Certificate”);

(k)	a Secretary’s Certificate executed by R. David Patton, Secretary of the Parent Guarantor, dated [●], 2017 (the “Parent Guarantor Secretary’s Certificate”);

(l)
a copy of the Articles of Association of the Company as in effect on August 25, 2017 and at all times through and including the date hereof, certified by [●] on [●], 2017 and certified pursuant to the Company [●] Certificate;

(m)
a copy of the Restated Certificate of Incorporation, as amended, of the Parent Guarantor as in effect on December 22, 1988 and at all times through and including the date hereof, certified by the Secretary of State of Delaware as of [●], 2017 and certified pursuant to the Parent Guarantor Secretary’s Certificate;

(n)
a copy of the Restated Bylaws, as amended, of the Parent Guarantor as in effect on February 18, 2016 at all times through and including and the date hereof, certified pursuant to the Parent Guarantor Secretary’s Certificate;

(o)	a copy of certain resolutions of the Board of Directors of the Company adopted on September 1, 2017, certified pursuant to the Company [●] Certificate;

(p)	a copy of certain resolutions of the Board of Directors of the Parent Guarantor adopted as of August 31, 2017, certified pursuant to the Parent Guarantor Secretary’s Certificate;

(q)	a copy of a certificate dated [●], 2017 from [●] with respect to the Company’s [existence and good standing in the Grand Duchy of Luxembourg];

(r)
a copy of a certificate dated [●], 2017 from the Secretary of State of Delaware and a bring-down verification thereof dated the date hereof with respect to the Parent Guarantor’s existence and good standing in the State of Delaware; and

(s)	copies of each of the documents set forth on Schedule A hereto.
The Indenture, the Paying Agency Agreement, the Underwriting Agreement and the global certificates evidencing the Securities are referred to herein collectively as the “Transaction Documents.” We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.
As to factual matters relevant to this opinion letter that we did not independently establish or verify, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Parent Guarantor and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

For purposes of this opinion letter, we have assumed (i) the genuineness of the signatures on all documents reviewed by us; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies; (iv) the legal capacity of all natural persons executing the Transaction Documents; and (v) the due authorization, execution, and delivery of and the validity and binding effect of each of the Transaction Documents with regard to the parties to the Transaction Documents other than the Company and the Parent Guarantor.
Whenever any opinion herein with respect to the existence or absence of facts is qualified by the words “to our knowledge,” “known to us,” “believe,” “to our attention” or other words of similar meaning, the quoted words mean the current awareness by lawyers in the firm who have given substantive attention to the legal representation of the Company and the Parent Guarantor of factual matters that such lawyers recognize as being relevant to the opinion so qualified. Although nothing has come to our attention that causes us to question the accuracy of the factual information known to us, as noted above, we have not, except to the extent expressly set forth herein, undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Company and the Parent Guarantor.
We express no opinion herein in respect of any laws other than the General Corporation Law of the State of Delaware, the laws of the State of New York, the laws of the State of Georgia and the federal laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.
Based upon the foregoing, it is our opinion that:
1.    The Underwriting Agreement has been duly authorized, executed and delivered by the Parent Guarantor.
2.    The Guarantee has been duly authorized by the Parent Guarantor for issuance and sale pursuant to the Underwriting Agreement and the Indenture and has been duly executed by the Parent Guarantor, and assuming due authorization, execution, issuance and delivery of the Notes by the Company and due authentication of the Notes by the Trustee, the Notes and the Guarantee constitute valid and legally binding obligations of the Company and the Parent Guarantor, respectively, enforceable in accordance with their terms and entitled to the benefits of the Indenture.
3.    The Indenture has been duly authorized, executed and delivered by the Parent Guarantor and, assuming due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding obligation of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder.
4.    The Paying Agency Agreement has been duly authorized, executed and delivered by the Parent Guarantor and, assuming due authorization, execution and delivery thereof by the

Company, constitutes a valid and legally binding obligation of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms.
5.    The issue and sale of the Securities by the Parent Guarantor and the compliance by the Parent Guarantor with all of the provisions of the Securities, the Underwriting Agreement, the Indenture and the Paying Agency Agreement and the consummation by the Parent Guarantor of the transactions contemplated by the Underwriting Agreement did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument set forth on Schedule A hereto, nor did or will such actions result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated Bylaws, as amended, of the Parent Guarantor, nor did or will such actions by the Company or the Parent Guarantor result in any violation of the provisions of any existing United States federal, State of New York or State of Georgia statute, regulation, rule or law or the General Corporation Law of the State of Delaware to which the Parent Guarantor or any of its subsidiaries, including the Company, or any of their properties is subject.
6.    No consent, approval, authorization, order, registration or qualification of or with any United States federal, Georgia state, New York state or Delaware state court or governmental agency or body was or is required for the issuance and sale of the Securities or the consummation by the Company and the Parent Guarantor of any of the transactions contemplated by the Underwriting Agreement, except for the filing of the Registration Statement by the Company and the Parent Guarantor with the Commission pursuant to the Securities Act and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualification as have already been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by you as underwriters and the approval of the New York Stock Exchange in connection with the listing of the Notes on such exchange.
7.    The statements set forth in the Pricing Disclosure Package and the Prospectus Supplement under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein or legal conclusions, fairly and accurately summarize in all material respects the matters referred to therein.
8.    Each of the Company and the Parent Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
9.    The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

10.    The Registration Statement, on the date it became effective and on the date hereof, and the Prospectus Supplement, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, complied as to form, in all material respects, with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements, schedules and other financial data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus Supplement or with respect to the Statements of Eligibility on Form T-1.
11.    To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Parent Guarantor or any of its subsidiaries, including the Company.
Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company or the Parent Guarantor, such opinions are subject to the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions, related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing, materiality and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for exculpation, indemnification and contribution that are contrary to public policy.
The opinions contained herein are limited to the matters expressly stated herein, and no opinion may be implied or inferred beyond those expressly stated.

The foregoing opinions are rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update any such opinion if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

This opinion letter is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Transaction Documents. This opinion may not be relied upon or used by you for any other purpose or relied upon or used by or furnished to any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights as an underwriter in respect of this opinion letter (other than an underwriter’s successor in interest by means of merger, consolidation, transfer of business or other similar transaction). Notwithstanding the foregoing, (1) the Trustee may, in its capacity as Trustee under the Indenture, rely upon the opinion in paragraph 3 hereof, subject to the assumptions, exceptions, limitations and qualifications with respect to such opinion as are stated herein and (2) you may disclose the contents of this opinion letter if such disclosure is necessary to defend or resist an action or a claim in connection with the performance of your obligations under the Underwriting Agreement.

ALSTON & BIRD LLP

By:
M. Hill Jeffries, a Partner

Schedule A

1.	Indenture, dated as of January 31, 2013, by and between Mohawk Industries, Inc. and U.S. Bank National Association, as Trustee.

2.	First Supplemental Indenture, dated as of January 31, 2013, by and between Mohawk Industries, Inc. and U.S. Bank National Association, as Trustee.

3.
Second Supplemental Indenture, dated as of June 9, 2015, by and among Mohawk Industries, Inc., as Issuer, U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, UK Branch, as initial Paying Agent and Elavon Financial Services Limited, as initial Registrar.

4.	Registration Rights Agreement by and among Mohawk Industries, Inc. and the former shareholders of Aladdin.

5.
Waiver Agreement between Alan S. Lorberbaum and Mohawk Industries, Inc. dated as of March 23, 1994 to the Registration Rights Agreement dated as of February 25, 1994 between Mohawk Industries, Inc. and those other persons who are signatories thereto.

6.
Credit and Security Agreement, dated as of December 19, 2012, by and among Mohawk Factoring, LLC, as borrower, Mohawk Servicing, LLC, as servicer, the lenders from time to time party thereto, the liquidity banks from time to time party thereto, the co-agents from time to time party thereto and SunTrust Bank, as administrative agent.

7.
First Amendment to Credit and Security Agreement, dated as of January 22, 2013, by and among Mohawk Factoring, LLC, as borrower, Mohawk Servicing, LLC, as servicer, the lenders from time to time party thereto, the liquidity banks from time to time party thereto, the co-agents from time to time party thereto and SunTrust Bank, as administrative agent.

8.
Amendment No. 2 to Credit and Security Agreement and Waiver, dated as of April 11, 2014, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

9.
Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment, dated as of September 11, 2014, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

10.
Amendment No. 4 to Credit and Security Agreement, dated as of January 5, 2015, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

11.
Amendment No. 5 to Credit and Security Agreement, dated as of December 10, 2015, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

12.
Amendment No. 6 to Credit and Security Agreement, dated as of December 13, 2016, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

13.
Amendment No. 7 to Credit and Security Agreement, dated as of January [26], 2017, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

14.
Amendment No. 8 to Credit and Security Agreement, dated as of May 4, 2017, by and among Mohawk Factoring, LLC, Mohawk Servicing, LLC, the lenders party thereto, the liquidity banks party thereto, the co-agents party thereto and SunTrust Bank, as administrative agent.

15.	Receivables Purchase and Sale Agreement, dated December 19, 2012, by and among Mohawk Carpet Distribution, Inc., and Dal-Tile Distribution, Inc., as originators, and Mohawk Factoring, LLC, as buyer.

16.
Amendment No. 1 to Receivables Purchase and Sale Agreement, dated as of May 4, 2017, among Mohawk Carpet Distribution, Inc., Dal‑Tile Distribution, Inc., Unilin North America, LLC, Aladdin Manufacturing of Alabama, LLC (as originators) and Mohawk Factoring (as buyer).

17.
Amended and Restated Credit Facility, dated March 26, 2015, by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, swing line lender, and an L/C issuer, and the other lenders party thereto.

Exhibit A-1- 1

18.
Extension Agreement to Amended and Restated Credit Facility, dated March 10, 2017, by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, swing line lender, and an L/C issuer, and the other lenders party thereto.

19.
Share Purchase Agreement, dated January 13, 2015, by and among Mohawk Industries, Inc., Unilin BVBA, Enterhold S.A., International Flooring Systems S.A. and, for certain limited purposes, Filiep Balcaen, an individual resident of Belgium.

Exhibit A-1- 2

Exhibit 10.1

EXHIBIT A-2
Form of 10b-5 Letter of Issuer’s Counsel

MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London EC2Y 9AJ United Kingdom

RE:	Mohawk Capital Finance S.A. – Public Offering of Floating Rate Notes Due 2019 Guaranteed by Mohawk Industries, Inc.

Ladies and Gentlemen:

We have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the “Parent Guarantor”), and Mohawk Capital Finance S.A., a societé anonyme incorporated under the laws of Grand Duchy of Luxembourg and an indirect wholly-owned subsidiary of the Parent Guarantor (the “Company”), in connection with the sale to you of €[●] aggregate principal amount of Floating Rate Notes due 2019 (the “Notes”), to be fully and unconditionally guaranteed by the Parent Guarantor (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued under the Senior Indenture dated as of [●], 2017 among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of [●], 2017 among the Company, the Parent Guarantor, the Trustee, as Trustee, initial Registrar and Transfer Agent, and Elavon Financial Services DAC, UK Branch, as initial Paying Agent (the “London Paying Agent”) (as so supplemented, the “Indenture”). In connection with the issuance of the Securities, the Company and the Parent Guarantor will enter into a Paying Agency and Calculation Agent Agreement dated [●], 2017 among the Company, the Parent Guarantor, Elavon Financial Services DAC, UK Branch, as London Paying Agent and as calculation agent, and the Trustee, as Trustee, Transfer Agent and Registrar. The Company is selling the Notes to the underwriters, for whom you are acting as representative, for resale to the public pursuant to the Underwriting Agreement dated [●], 2017 (the “Underwriting Agreement”) by and among the Company, the Parent Guarantor and you. We are furnishing this letter to you at the request of the Company and the Parent Guarantor pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.
In the above capacity, we have examined and relied upon the following documents:

(a)
post-effective amendment no. 1 to the registration statement on Form S-3 (Registration Statement Nos. 333-219716 and 333-219716-02) filed by the Parent Guarantor and the Company with the Securities and Exchange Commission (the “Commission”) on September 1, 2017 pursuant to the

Exhibit A-2- 1

Exhibit 10.1

Securities Act of 1933, as amended, including the prospectus contained therein dated September 1, 2017 (the “Base Prospectus”), the Incorporated Documents (as defined below) and the information deemed to be a part of such registration statement pursuant to Rule 430B of the Commission;

(b)
the preliminary prospectus supplement dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 424(b) of the Commission (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus Supplement”);

(c)
the pricing term sheet dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission on [●], 2017 as an “issuer free writing prospectus” pursuant to Rule 433 of the Commission (such pricing term sheet together with the Preliminary Prospectus Supplement, the “Pricing Disclosure Package”);

(d)
the prospectus supplement dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 424(b) (together with the Base Prospectus and the Incorporated Documents, the “Prospectus Supplement”); and

(e)
the Parent Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2016, the information included in the Parent Guarantor’s Definitive Proxy Statement for the Parent Guarantor’s 2017 Annual Meeting of Stockholders, filed on April 6, 2017, to the extent incorporated by reference into Part III of the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Parent Guarantor’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2017 and July 1, 2017 and the Parent Guarantor’s Current Reports on Form 8-K filed on March 13, 2017 and May 22, 2017, each as filed by the Parent Guarantor with the Commission under the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement (collectively, the “Incorporated Documents”).

We also have examined such other documents as we have deemed necessary or advisable for the purposes hereof.
In the course of our acting as counsel to the Company and the Parent Guarantor in connection with the Company’s and the Parent Guarantor’s preparation of the Pricing Disclosure Package and the Prospectus Supplement, we participated in conferences and telephone conversations with officers, in-house counsel and other representatives of the Company and the Parent Guarantor, representatives of the independent registered public accounting firm of the Parent Guarantor and your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus Supplement, portions of the Incorporated Documents and related matters were discussed.

Exhibit A-2- 2

Exhibit 10.1

Because the purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information and because many determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus Supplement and the Incorporated Documents are of a wholly or partially non-legal character, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus Supplement or the Incorporated Documents (except to the extent expressly set forth in paragraph 7 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).
Subject to the foregoing and based upon our review of the documents described above and our participation in the conferences and conversations described above, as well as our understanding of the United States federal securities laws and the experience we have gained in our practice thereunder, we advise you that no information has come to our attention that causes us to believe that:
1.    the Registration Statement, on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
2.    the Pricing Disclosure Package, as of [●] p.m., London time, on [●], 2017, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
3.    the Prospectus Supplement as of its date or as of the date and time of delivery hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that we do not express any belief herein with respect to the financial statements, notes and schedules and other financial information included or incorporated by reference therein or excluded therefrom, assessments of or reports on the effectiveness of internal control over financial reporting or auditors’ reports on internal controls.
The foregoing statements are made as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update any such statement if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such statement.
This letter is furnished to you solely for your benefit in connection with the consummation of the transactions described above. This letter may not be relied upon or used by you for any other purpose or relied upon or used by or furnished to any other person for any purpose, including any other person that acquires any Securities or that seeks to

Exhibit A-2- 3

Exhibit 10.1

assert your rights as an underwriter in respect of this letter (other than an underwriter’s successor in interest by means of merger, consolidation, transfer of business or other similar transaction). Notwithstanding the foregoing, you may disclose the contents of this letter if such disclosure is necessary to defend or resist an action or claim in connection with the performance of your obligations under the Underwriting Agreement.

ALSTON & BIRD LLP

By:
M. Hill Jeffries, a Partner

MHJ/dlp

Exhibit A-2- 4

Exhibit 10.1

EXHIBIT A-3
Form of Opinion of Company’s General Counsel

MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London EC2Y 9AJ United Kingdom

Re:	Mohawk Capital Finance S.A. – Public Offering of Floating Rate Notes Due 2019 Guaranteed by Mohawk Industries, Inc.

Ladies and Gentlemen:
I have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the “Parent Guarantor”), and Mohawk Capital Finance S.A., a societé anonyme incorporated under the laws of Grand Duchy of Luxembourg and an indirect wholly-owned subsidiary of the Parent Guarantor (the “Company”), in connection with the sale to you of €[●] aggregate principal amount of Floating Rate Notes due 2019 (the “Notes”), to be fully and unconditionally guaranteed by the Parent Guarantor (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued under the Senior Indenture dated as of [●], 2017 among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of [●], 2017 among the Company, the Parent Guarantor, the Trustee, as Trustee, initial Registrar and Transfer Agent, and Elavon Financial Services DAC, UK Branch, as initial Paying Agent (the “London Paying Agent”) (as so supplemented, the “Indenture”). In connection with the issuance of the Securities, the Company and the Parent Guarantor will enter into a Paying Agency and Calculation Agent Agreement dated [●], 2017 among the Company, the Parent Guarantor, Elavon Financial Services DAC, UK Branch, as London Paying Agent and as calculation agent, and the Trustee, as Trustee, Transfer Agent and Registrar. The Company is selling the Notes to the underwriters, for whom you are acting as representative, for resale to the public pursuant to the Underwriting Agreement dated [●], 2017 (the “Underwriting Agreement”) by and among the Company, the Parent Guarantor and you. I am furnishing this opinion letter to you at the request of the Parent Guarantor pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.
In rendering the opinions set forth below, I have examined and relied upon the following documents:

(f)
post-effective amendment no. 1 to the registration statement on Form S-3 (Registration Statement Nos. 333-219716 and 333-219716-02) filed by the Parent Guarantor and the Company with the Securities and Exchange

Exhibit A-3- 1

Exhibit 10.1

Commission (the “Commission”) on September 1, 2017 pursuant to the Securities Act of 1933, as amended, including the prospectus contained therein dated September 1, 2017 (the “Base Prospectus”), the Incorporated Documents (as defined below) and the information deemed to be a part of such registration statement pursuant to Rule 430B of the Commission;

(g)
the preliminary prospectus supplement dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 424(b) of the Commission (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus Supplement”);

(h)
the pricing term sheet dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission on [●], 2017 as an “issuer free writing prospectus” pursuant to Rule 433 of the Commission (such pricing term sheet together with the Preliminary Prospectus Supplement, the “Pricing Disclosure Package”);

(i)
the prospectus supplement dated [●], 2017 filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 424(b) (together with the Base Prospectus and the Incorporated Documents, the “Prospectus Supplement”);

(j)
the Parent Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2016, the information included in the Parent Guarantor’s Definitive Proxy Statement for the Parent Guarantor’s 2017 Annual Meeting of Stockholders, filed on April 6, 2017, to the extent incorporated by reference into Part III of the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Parent Guarantor’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2017 and July 1, 2017 and the Parent Guarantor’s Current Reports on Form 8-K filed on March 13, 2017 and May 22, 2017, each as filed by the Parent Guarantor with the Commission under the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement (collectively, the “Incorporated Documents”);

(k)
a copy of a certificate dated [●], 2017 from the Secretary of State of Delaware and a bring-down verification thereof dated the date hereof with respect to the Company’s existence and good standing in the State of Delaware (together, the “Delaware Certificates”); and

(l)
a copy of a certificate dated [●], 2017 from the Secretary of State of Georgia and a bring-down verification thereof with respect to the Company’s good standing as a foreign corporation in the State of Georgia (together, the “Georgia Certificates”).

Exhibit A-3- 2

Exhibit 10.1

I also have made such further legal and factual examinations and investigations as I deemed necessary for purposes of expressing the opinions set forth herein.
As to factual matters relevant to this opinion letter that I did not independently establish or verify, I have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto and originals or copies, certified or otherwise identified to my satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of public officials, as I have deemed appropriate as a basis for the opinions hereinafter set forth. My opinions in paragraphs 1 and 2 below regarding the corporate status of the Parent Guarantor in the State of Delaware and the State of Georgia are based solely on the Delaware Certificates and the Georgia Certificates, respectively.
For purposes of this opinion letter, I have assumed (i) the genuineness of the signatures on all documents reviewed by me; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity to the originals of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies.
Whenever any opinion herein with respect to the existence or absence of facts is qualified by the words “to my knowledge,” the quoted words signify that no information has come to my attention that would give me actual current awareness of the existence or absence of the matter in question.
I express no opinion herein in respect of any laws other than the General Corporation Law of the State of Delaware, the laws of the State of Georgia and the federal laws of the United States of America.
            Based upon the foregoing, it is my opinion that:
            1.         The Parent Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus Supplement and the Pricing Disclosure Package.
            2.         The Parent Guarantor is in good standing as a foreign corporation in the State of Georgia.
            3.         To my knowledge and other than as set forth in the Prospectus Supplement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries, including the Company, is a party or of which any property of the Parent Guarantor or any of its subsidiaries, including the Company, is the subject which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Exhibit A-3- 3

Exhibit 10.1

The opinions contained herein are limited to the matters expressly stated herein, and no opinion may be implied or inferred beyond those expressly stated.

The foregoing opinions are rendered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update any such opinion if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect such opinion.

This opinion letter is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Underwriting Agreement. This opinion may not be relied upon or used by you for any other purpose or relied upon or used by or furnished to any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights as an underwriter in respect of this opinion letter (other than an underwriter’s successor in interest by means of merger, consolidation, transfer of business or other similar transaction). Notwithstanding the foregoing, you may disclose the contents of this opinion letter if such disclosure is necessary to defend or resist an action or a claim in connection with the performance of your obligations under the Underwriting Agreement.
Sincerely,

R. David Patton
Vice President – Business Strategy and
General Counsel

Exhibit A-3- 4

Exhibit 10.1

EXHIBIT A-4
Form of Opinion of Company’s Luxembourg Counsel
MUFG Securities EMEA plc
Ropemaker Place
25 Ropemaker St
London EC2Y 9AJ, UK

Luxembourg, 11 September 2017

RC/ASW – 025849-70000.22058687v1

Ladies and Gentlemen,

We have acted as legal advisors in the Grand Duchy of Luxembourg to Mohawk Capital Finance S.A., a société anonyme organized under the laws of Luxembourg, which has its registered office at 10B, rue des Mérovingiens, L-8070 Bertrange and not yet registered with the Luxembourg Trade and Companies’ Register (the “Company”) in connection with the Registration Statement on Form S-3 (File Number 333-219716-01) (the “Registration Statement”), which includes a prospectus dated 4 August 2017 (the “Prospectus”), originally filed on 4 August 2017 with the Securities and Exchange Commission by Mohawk Industries, Inc. and Mohawk Capital Luxembourg S.A., a société anonyme organized under the laws of Luxembourg, which has its registered office at 10B, rue des Mérovingiens, L-8070 Bertrange and is registered with the Luxembourg Trade and Companies’ Register under number B 198.756 (“Mohawk Capital Luxembourg”), as amended by a post-effective amendment No. 1 adding the Company as a registrant under the Registration Statement (the “Post-Effective Amendment”) and containing an amended prospectus dated 1 September 2017 (the “Amended Prospectus”), filed on 1 September 2017 with the Securities and Exchange Commission by Mohawk Industries, Inc., Mohawk Capital Luxembourg and the Company, relating to, among other things, the proposed public offering and sale of (i) an indeterminate aggregate principal amount of unsecured senior debt securities and unsecured senior subordinated debt securities of the Company (the “Debt Securities”) fully and unconditionally guaranteed by Mohawk Industries, Inc. (the “Guarantor”) and subject to the Indentures (as defined below) and (ii) the guarantee of the Debt Securities by Mohawk Industries, Inc. The Debt Securities are to be issued under the New York law governed senior indenture dated 11 September 2017 and made between, inter alios, (i) the Company, as issuer, (ii) the Guarantor, as guarantor, and (iii) U.S. Bank National Association, as trustee (the “Original Indenture”), as supplemented by the New York law governed first supplemental indenture dated 11 September 2017 and made between, inter

Exhibit A-4- 1

Exhibit 10.1

alios, (i) the Company, as issuer, (ii) the Guarantor, as guarantor, (iii) U.S. Bank National Association, as trustee, initial registrar and transfer agent, and (iv) Elavon Financial Services Limited, UK Branch, as initial paying agent (the “Supplemental Indenture”). Pursuant to the Supplemental Indenture, the Company executed on 11 September 2017 a floating rate note form relating to the Debt Securities (the “Note Form”). In connection with the issuance of the Debt Securities, the Company has entered into a New York law governed paying agency and calculation agent agreement dated 11 September 2017 and made between, inter alios, (i) the Company, as issuer, (ii) the Guarantor, as guarantor, (iii) Elavon Financial Services DAC, UK Branch, as London paying agent and calculation agent, and (iv) U.S. Bank National Association, as trustee, transfer agent and registrar (the “Paying Agency and Calculation Agent Agreement”). The Company is issuing and selling the Debt Securities for resale to public pursuant to a New York law governed underwriting agreement dated 11 September 2017 and made between, inter alios, (i) the Company, (ii) the Guarantor and (iii) MUFG Securities EMEA plc, as representative of the underwriters to the Debt Securities (the “Underwriting Agreement”). We are furnishing this opinion letter to you at the request of the Company pursuant to Section 7(e) of the Underwriting Agreement.

All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement and in the Amended Prospectus.

In connection with the delivery of this opinion (the “Opinion”), we have examined the following documents:

(i)	A scanned copy of the articles of association of the Company included in the deed of incorporation of the Company dated 25 August 2017 (the “Articles of Association”).

(ii)	An electronic copy of the signed minutes of the meeting of the board of directors of the Company taken on 1 September 2017 (the “Resolutions”).

(iii)
An electronic certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 11 September 2017 and issued by the Luxembourg Trade and Companies’ Register in relation to the Company and stating that on the date preceding the date of the certificate none of the following judicial decisions has been recorded with the Luxembourg Trade and Companies’ Register with respect to the Company: (a) judgments or decisions pertaining to the opening of insolvency proceedings (faillite), (b) judgments or court orders approving a voluntary arrangement with creditors (concordat préventif de la faillite), (c) court orders pertaining to a suspension of payments (sursis de paiement), (d) judicial decisions regarding controlled management (gestion contrôlée), (e) judicial decisions pronouncing its dissolution or deciding on its liquidation, (f) judicial decisions regarding the appointment of an interim administrator (administrateur provisoire), or (g) judicial decisions taken by foreign judicial authorities concerning insolvency, voluntary arrangements or any similar

Exhibit A-4- 2

Exhibit 10.1

proceedings in accordance with the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”) (the “Non-Registration Certificate”).

(iv)	An electronic excerpt dated 11 September 2017 from the Luxembourg Trade and Companies’ Register relating to the Company (the “Excerpt”).

(v)	A scanned copy received by e-mail on 4 August 2017 of the executed Registration Statement, including the Prospectus dated 4 August 2017.

(vi)	A scanned copy received by e-mail on 1 September 2017 of the executed Post-Effective Amendment, including the Amended Prospectus dated 1 September 2017.

(vii)
A scanned copy received on [***] September 2017 of the executed preliminary prospectus supplement dated [***] September 2017 filed with the Securities and Exchange Commission by the Company, [the Guarantor and Mohawk Capital Luxembourg] (the “Preliminary Prospectus Supplement”).

(viii)
A scanned copy received on [***] September 2017 of the executed prospectus supplement dated [***] September 2017 filed with the Securities and Exchange Commission by the Company, [the Guarantor and Mohawk Capital Luxembourg].

(ix)	A scanned copy received by e-mail on 11 September 2017 of the executed Original Indenture dated 11 September 2017.

(x)	A scanned copy received by e-mail on 11 September 2017 of the executed Supplemental Indenture dated 11 September 2017.

(xi)	A scanned copy received by e-mail on 11 September 2017 of the executed Note Form dated 11 September 2017.

(xii)	A scanned copy received by e-mail on 11 September 2017 of the executed Underwriting Agreement dated 11 September 2017.

(xiii)	A scanned copy received by e-mail on 11 September 2017 of the executed Paying Agency and Calculation Agent Agreement dated 11 September 2017.

Exhibit A-4- 3

Exhibit 10.1

(the documents referred to under items (ix) to (xiii) above are hereinafter collectively referred to as the “Opinion Documents”, and the documents referred to under items (i) to (xiii) above are hereinafter collectively referred to as the “Documents”).

1.	In arriving at the opinions expressed below, we have examined and relied exclusively on the Documents.

This Opinion is confined to matters of Luxembourg Law (as defined below). Accordingly, we express no opinion with regard to any system of law other than Luxembourg law as it stands as at the date hereof and as such law is currently interpreted as of the date hereof in published case law of the courts of Luxembourg (“Luxembourg Law”) or to the extent this Opinion concerns documents executed prior to this date, the date of their execution and the period to date. In particular: (a) we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation (except rules implemented into Luxembourg Law) or, except as specifically set out herein, on any taxation laws of any jurisdiction (including Luxembourg), (ii) on that the future or continued performance of the Company’s obligations under the terms and conditions of the Debt Securities will not contravene Luxembourg Law, its application or interpretation in each case solely to the extent that such laws, their application or interpretation, are altered after the date hereof, and (iii) with regard to the effect of any systems of law (other than Luxembourg Law) even in cases where, under Luxembourg Law, any foreign law should be applied, and we therefore assume that any applicable law (other than Luxembourg Law) would not affect or qualify the opinions as set out below; (b) we express no opinion as to matters of fact other than those being the subject of a specific opinion herein and we have not been responsible for investigating or verifying the accuracy of the facts (or statements of foreign law) or the reasonableness of any statements of opinion or intention contained in any documents (other than this Opinion), or for verifying that no material facts or provisions have been omitted therefrom, save in so far as any such matter is the subject matter of a specific opinion herein; and (c) Luxembourg legal concepts are expressed in English terms and not in their original French terms. We express no opinion with respect to the validity and/or enforceability and/or performance of the obligations under the Opinion Documents, which we have not reviewed in this respect.

2.
The concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This Opinion may, therefore, only be relied upon on the express condition that any issues of the interpretation or liability arising thereunder will be governed by Luxembourg law and be brought before a court in Luxembourg.

3.	For the purpose of this Opinion we have assumed:

3.1.	the genuineness of all signatures, seals and stamps on any of the Documents, the completeness and conformity to originals of the Documents submitted to us as

Exhibit A-4- 4

Exhibit 10.1

certified, photostatic, faxed, scanned or e-mailed copies and that the individuals having signed the Documents had legal capacity when they signed;

3.2.	that the Debt Securities will be issued in registered form only;

3.3.
that the register of the registered debt securities as referred to in article 84 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “Companies Act”), is and will be maintained at the registered office of the Company and that the holder(s) of the Debt Securities will be duly registered in this register of the registered debt securities;

3.4.
that the issue of the Debt Securities in accordance with their terms and conditions will not infringe the terms of, or constitute a default under, any agreement, indenture, contract, mortgage, deed or other instrument to which the Company is a party or by which any of their property, undertaking, assets or revenue are bound (for the sake of clarification, this does not refer to the Articles of Association);

3.5.	that, upon issuance, the Debt Securities will be fully subscribed and that the subscription price will be paid to the Company;

3.6.	that the Company has complied with all tax requirements under Luxembourg law;

3.7.	that the factual matters and statements relied upon or assumed herein were, are and will be (as the case may be) true, complete and accurate on the date of execution of the Opinion Documents;

3.8.
that, in respect of the Opinion Documents and each of the transactions contemplated by, referred to in, provided for or effected by the Documents, the entry into the Opinion Documents and the performance of any rights and obligations thereunder are in the best corporate interest (intérêt social) of the Company;

3.9.	the absence of any other arrangements between any of the parties to the Opinion Documents which modify or supersede any of the terms of the Opinion Documents;

3.10.	the capacity, power and authority of each of the parties to the Opinion Documents (other than the Company) to enter into the Opinion Documents and perform their obligations thereunder;

3.11.
that the Documents are true, complete, up-to-date and have not been rescinded, supplemented or amended in any way since the date thereof; that no other corporate documents exist which would have a bearing on this Opinion; and that all statements contained therein are true and correct;

Exhibit A-4- 5

Exhibit 10.1

3.12.
that the resolutions of the board of directors of the Company were properly taken as reflected in the Resolutions, that each director has properly performed his duties and that all provisions relating to the declaration of opposite interests or the power of the interested directors to vote were fully observed;

3.13.	that the individuals purported to have signed the Documents have in fact signed such Documents and that these individuals had legal capacity when they signed;

3.14.
that the Company does not meet the criteria for the opening of any insolvency proceedings such as bankruptcy (faillite), insolvency, winding-up, liquidation, moratorium, controlled management (gestion contrôlée), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat préventif de la faillite), fraudulent conveyance, general settlement with creditors, reorganisation or similar order or proceedings affecting the rights of creditors generally;

3.15.
that the head office (administration centrale) and the place of effective management (siège de direction effective) of the Company are located at the place of its registered office (siège statutaire) in Luxembourg; that, for the purposes of the Insolvency Regulation, the centre of main interests (centre des intérêts principaux) of the Company is located at the place of its registered office (siège statutaire) in Luxembourg;

3.16.
that during the search made on 11 September 2017 on the Recueil électronique des sociétés et associations, the central electronic platform of the Grand Duchy of Luxembourg (“RESA”) and in the Mémorial C, Journal Officiel du Grand-Duché de Luxembourg, Recueil des Sociétés et Associations (the “Mémorial”), the information published regarding the Company was complete, up-to-date and accurate at the time of such search and has not been modified since such search;

3.17.
that the Company has complied with all legal requirements of the law of 31 May 1999 regarding the domiciliation of companies (the “Domiciliation Law”) or, if the Company rents office space, that the premises rented by the Company meet the factual criteria set out in the circulars issued by the Luxembourg Commission de Surveillance du Secteur Financier in connection with the Domiciliation Law;

3.18.
that the obligations assumed by all parties under the Opinion Documents and in relation to the issuance of the Debt Securities constitute legal, valid, binding and enforceable obligations with their terms under their governing laws (other than the laws of Luxembourg);

3.19.	that no judicial decision has been or will be rendered which might restrain the Company from issuing the Debt Securities;

Exhibit A-4- 6

Exhibit 10.1

3.20.
that any consents, approvals, authorisations or orders required from any governmental or other regulatory authorities outside Luxembourg for the issuance of the Debt Securities have been obtained or fulfilled and are and will remain in full force and effect.

3.21.
that any requirements outside Luxembourg for the legality, validity, binding effect and enforceability of the Opinion Documents have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which the Opinion Documents are subject have been satisfied;

3.22.	that the choice of the law of the State of New York to govern the Opinion Documents and the submission of:

(i)
the Original Indenture to the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and to the United States District Court of the Southern District of New York sitting in the Borough of Manhattan;

(ii)	the Underwriting Agreement to the competent U.S. federal and New York state courts in the Borough of Manhattan in The City of New York; and

(iii)	the Paying Agency and Calculation Agent Agreement, to any New York State or federal court sitting in the Borough of Manhattan, The City of New York,

with regard to any disputes thereunder, is legal, valid, binding and enforceable under the laws of any jurisdiction (other than the courts of Luxembourg) and that such choice and submission would be recognised by the courts of any jurisdiction (other than the courts of Luxembourg);

3.23.	that the Opinion Documents are legal, valid, binding and enforceable in accordance with their terms and under the laws to which they are subject;

4.	This Opinion is given on the basis that it will be governed by and construed in accordance with Luxembourg Law and will be subject to Luxembourg jurisdiction only.

On the basis of the assumptions set out above and subject to the qualifications set out below and to any factual matters, documents or events not disclosed to us, we are of the opinion that:

4.1.	The Company is a société anonyme incorporated before a Luxembourg notary for an unlimited duration and existing under Luxembourg Law.

4.2.	The Company has the necessary corporate power under the Articles of Association and the Resolutions to enter into the Opinion Documents, to issue the Debt

Exhibit A-4- 7

Exhibit 10.1

Securities and has taken all required steps under Luxembourg Law to authorise the entering into the Opinion Documents.

4.3.	All corporate actions have been taken by the Company to authorize and approve the entering into the Opinion Documents and the issue of the Debt Securities.

4.4.	The Opinion Documents have been duly executed on behalf of the Company in accordance with Luxembourg Law, the Articles of Association and the Resolutions.

4.5.
the Luxembourg tax considerations included in the Preliminary Prospectus Supplement on pages S-34 to S-37 are a fair summary of the Luxembourg tax consequences applicable with respect to the Debt Securities;

4.6.
No consent, approval, authorisation, or order of any Luxembourg governmental or public body or authority is required in connection with the entry into the Opinion Documents or the issue of the Debt Securities.

4.7.
In any proceedings instituted in Luxembourg for the enforcement of any provisions of the Opinion Documents which are stipulated to be governed by the law of the State of New York, the choice of the law of the State of New York as the governing law thereof will be recognised by the courts of Luxembourg subject to and in accordance with the provisions of the Rome I Regulation.

4.8.
The submission by the Company in the Opinion Documents to the jurisdiction, (i) with respect to the Original Indenture, of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, (ii) with respect to the Underwriting Agreement, of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York, and (iii) with respect to the Paying Agency and Calculation Agent Agreement, of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, will be recognised by the courts of Luxembourg.

4.9.
In any proceedings taken in Luxembourg, the Company shall not be entitled to claim for itself or any of its assets immunity from suit, execution or attachment in respect of its obligations under the Opinion Documents.

5.	The opinions expressed above are subject to the following qualifications:

5.1.
the opinions set out above are subject to all limitations by reason of national or foreign bankruptcy, insolvency, winding-up, liquidation, moratorium, controlled management, suspension of payment, voluntary arrangement with creditors, fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

Exhibit A-4- 8

Exhibit 10.1

5.2.
any power of attorney and mandate, as well as any other agency provisions (including, but not limited to, powers of attorney and mandates expressed to be irrevocable) granted and all appointments of agents made by the Company, explicitly or by implication, (a) will normally terminate by law and without notice upon the Company’s bankruptcy (faillite) or similar proceedings and become ineffective upon the Company entering controlled management (gestion contrôlée) and suspension of payments (sursis de paiement) and (b) may be capable of being revoked by the Company despite their being expressed to be irrevocable, which causes the withdrawal of all powers to act on behalf of the Company, although such a revocation may give rise to liability for damages of the revoking party for breach of contract;

5.3.
the Non-Registration Certificate does not determine conclusively whether or not the judicial decisions referred to therein have occurred. In particular, it is not possible to determine whether any petition has been filed with a court or any similar action has been taken against or on behalf of the Company regarding the opening of insolvency proceedings (faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée) or voluntary arrangements that the Companies would have entered into with their creditors (concordat préventif de la faillite), judicial decisions regarding the appointment of an interim administrator (administrateur provisoire), or judicial decisions taken by foreign judicial authorities concerning insolvency, voluntary arrangements or any similar proceedings in accordance with the Insolvency Regulation. The Non-Registration Certificate only mentions such proceedings if a judicial decision was rendered further to such a request, and if such judicial decision was recorded with the Luxembourg Trade and Companies’ Register on the date referred to in the Non-Registration Certificate;

5.4.
deeds (actes) or extracts of deeds (extraits d’actes) and other indications relating to the Company and which, under Luxembourg Law, must be published on the RESA (and which mainly concern acts relating to the incorporation, the functioning, the appointment of directors/managers and liquidation/insolvency of the Company as well as amendments, if any, to the articles of association of the Company) will only be enforceable against third parties after they have been published on the RESA except where the relevant company proves that such third parties had previously knowledge thereof. Such third parties may rely on deeds or extracts of deeds prior to their publication. For the fifteen days following the publication, these deeds or extracts of deeds will not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof;

5.5.	there may be a lapse between the filing of a document and its actual publication on the RESA;

5.6.	contractual limitations of liability are unenforceable in case of gross negligence (faute lourde) or wilful misconduct (faute dolosive);

Exhibit A-4- 9

Exhibit 10.1

5.7.
the terms "enforceable", "enforceability", "valid", "binding" and "effective" (or any combination thereof) as used herein, mean that the obligations assumed by the relevant party under the relevant document are of a type which Luxembourg Law generally recognises and enforces; it does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of Luxembourg will in any event be subject to:

(a)
the nature of the remedies available in the Luxembourg courts (and nothing in this Opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

(b)	the acceptance by such courts of internal jurisdiction;

(c)	prescription or limitation periods (within which suits, actions or proceedings may be brought); and

(d)	the availability of defences such as, without limitation, set-off (unless validly waived), fraud, misrepresentation, unforeseen circumstances, undue influence, duress, error, or counter-claim;

5.8.
a contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party subject to and in accordance with the laws of the country where such party is domiciled;

5.9.	notwithstanding a foreign jurisdiction clause, Luxembourg courts would have in principle jurisdiction for any summary proceedings (référé) in connection with assets located in Luxembourg;

5.10.	the Luxembourg courts would not apply a chosen foreign law if the choice was not pleaded and proved;

5.11.
notwithstanding the expressed governing law of any Luxembourg or foreign security document, with respect to proprietary law aspects of security interests and assignments, Luxembourg courts apply the law of the place of the location of the charged assets (lex rei sitae) and, for charged or assigned claims, the law of the place of the debtor (lex debtor sitae);

5.12.	the rights and obligations of the parties to the Opinion Documents may be affected by criminal investigations or prosecution;

Exhibit A-4- 10

Exhibit 10.1

5.13.
there exists no published case law in Luxembourg in relation to the recognition of foreign law governed subordination provisions whereby a party agrees to subordinate its claims of another party. If a Luxembourg court had to analyse the enforceability of such provisions, it is our view likely that it would consider the position taken by Belgian and Luxembourg legal scholars according to which foreign law governed subordination provisions are enforceable against the parties thereto but not against third parties. There is furthermore uncertainty as to whether Luxembourg insolvency receivers must accept the tiering between senior and subordinated creditors of a Luxembourg debtor;

5.14.
there are no general Luxembourg law provisions or relevant published case law on non-petition clauses. Luxembourg courts are likely to turn to Belgian case law and legal literature which do not recognise the enforceability of a non-petition clauses;

5.15.
foreign trusts will only be recognised by the courts of Luxembourg subject to and in accordance with the Hague Convention of 1 July 1985 on the law applicable to trusts and in their recognition, as ratified by and in accordance with the law of 27 July 2003;

6.
This Opinion speaks as of the date hereof. No obligation is assumed to update this Opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof which may affect this Opinion in any respect.

7.
This Opinion is addressed to you solely for your benefit and solely for the purpose of the Opinion Documents. It is not to be transmitted to any other person, nor to be relied upon by any other person, verified or for any other purpose quoted or referred to in any public document or filed with any governmental agency or other person without our prior written consent. This Opinion is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any agreement or document referred to in the Opinion Documents or otherwise.

8.	This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in Luxembourg and registered on the list V of lawyers of the Luxembourg bar association.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

[Bob Calmes]

Partner

Exhibit A-4- 11